Exhibit 99.1

Arcland Energy Corporation Appoints New Director and Corporate Update

DALLAS, TX, Sep 23, 2008 Arcland Energy Corporation (OTCBB: ACLE), an independent oil and gas company, is pleased to announce the increase of members constituting the Board of Directors from five to seven where the majority is Independent. Subsequently, the Board filled one of the vacancies created by virtue of the expansion by appointing Bruce Hall as an Independent director on September 18, 2008.  Hall has extensive experience in energy, consulting, public accounting and other industries.  His areas of expertise include: SEC reporting and Sarbanes-Oxley compliance, Divestitures and Joint Ventures, Investor and Institutional Relations, Mergers & Acquisitions, Equity and Debt Placements, Strategic Planning and Implementation. Mr. Hall is a licensed CPA in the State of Texas, a licensed Certified Management Accountant (CMA) and is a graduate of the University of Texas at Austin.

Additionally, the company announces the approval of a 1 for 10 reverse stock split.  The primary purposes is to increase the per share price of its common stock and to provide flexibility for acquisitions and Institutional financing.  Management believes, the company is likely to meet all of the quantitative requirements for listing in other higher US exchanges.

As part of the Company’s Strategic Plan, Arcland will continue focusing on acquisitions in the West Texas area, an emphasis that will contribute to the near-term goal to achieve higher production levels and more proven reserves.  Additionally, it plans to evaluate potential acquisitions of exploration licenses in Australia, Alaska and South America and actively participate in their upcoming bidding rounds. The focus of Arcland’s present activities is the successful development of its Texas assets together with the search for other domestic and international acquisition and development projects, which will provide the opportunity to contribute to share value and net income.  As part of our plans for growth, and concurrent with third party exploration activities in these areas, Management will be investigating other upstream oil and gas opportunities that fit the Company’s investment criteria emphasizing enhancement of asset portfolio and shareholder value by originating, developing and managing balanced, low risk and highly focused developmental drilling projects in areas with low drilling costs and high success rates.

Mr. Bryan Bulloch, President and Chief Financial Officer, stated, "We are extremely excited about the knowledge and expertise of our Board with the addition of Mr. Hall and I am proud that we are able to bring in this caliber of industry focus and leadership for our shareholders. We are committed to meet operational and financial objectives and achieve high performance at all levels by developing and building up distinctive capabilities that will enhance the company’s value creation and find further opportunities for business growth."

About Arcland Energy Corporation

Headquartered in Dallas, Texas, Arcland Energy Corporation is a publicly traded company (OTCBB: ACLE), in Oil & Gas exploration, exploitation and production, focused on the domestic onshore basins of the Gulf Coast, West Texas and Mid-Continent regions, which holds a significant operating acreage in the North West Texas area. Arcland Energy will invest its capital to enhance and extend existing conventional and unconventional hydro-carbon plays and to participate in emerging unconventional resource trends. Our primary goal is to increase the value of acquired properties through increasing production and proven reserves in a short amount of time.

Forward-Looking Statements: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including but not limited to, the effect of economic conditions, the impact of competition, the results of financing efforts, changes in consumers' preferences and trends. The words "estimate," "possible," and "seeking" and similar expressions identify forward-looking statements, which speak only to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, because of new information, future events, or otherwise. Future events and actual results may differ materially from those set forth herein, contemplated by, or underlying the forward-looking statements.

2008 Arcland Energy Corporation. The information herein is subject to change without notice. Arcland Energy Corporation shall not be liable for technical or editorial errors or omissions contained herein.

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Carisa Newsom
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